                               Richard B. Rolnick
                                 Attorney at Law
                            7 Fourth Street, Suite 45
                           Petaluma, California 94952
                                       ___

                            Telephone (707) 763-1393
                            Telecopier (707) 778-8804

                                  July 26, 1991

Permanent Portfolio Family of Funds, Inc.
625 Second Street
Petaluma, California 94952

Gentlemen:

          At  your  request,  the  undersigned  has  examined  the  Registration
Statement on Forms N-1 and N-1A (File No. 2-756 61), as amended by Amendment No.
1, 2, and 3 and Post-Effective Amendments No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11,
12 and 13 thereto (collectively,  the “Registration Statement”),  which you (the
“Company”)  have  filed or are  filing  with the United  States  Securities  and
Exchange Commission in connection with the registration under the Securities Act of 1933, as amended,  and the Investment Company Act of 1940, as amended,  of an indefinite amount of shares of your authorized but unissued common stock,  $.001 par value per share,  in four  series,  denominated  the  “Permanent  Portfolio”
series, the “Treasury Bill Portfolio”  series,  the “High Yield-Plus  Portfolio”
series and the “Aggressive Growth Portfolio” series (the “Stock”).

          In rendering this opinion,  the undersigned has examined the Company’s
Articles of Incorporation, as amended, the Company’s Bylaws, as amended, and the minutes of all meetings and written consents of the Company’s board of directors and  shareholders at which  resolutions  (the  “Resolutions”)  pertaining to the
Stock were adopted.

          The undersigned has also examined the original,  or copies  identified to his  satisfaction,  of such  corporate  records  of the  Company,  such other agreements and instruments,  certificates of public  officials,  officers of the
Company and other persons and such other documents as he has deemed necessary or advisable as a basis for the opinion hereinafter  expressed.  Additionally,  the undersigned has consulted with officers and other representatives of the Company and has obtained such  representations from such persons with respect to matters of fact  as he has  deemed  necessary  or  advisable.  The  undersigned  has not necessarily independently verified the content of factual statements made to him in  connection  therewith  nor  their  veracity,  but  in  the  course  of  such examination, nothing has come to his attention to cause him to doubt their truth or accuracy.

Permanent Portfolio Family of Funds, Inc.
July 26, 1991

          On the  basis of the  foregoing  and  such  other  information  as the undersigned has deemed relevant under the  circumstances,  the undersigned is of the opinion that, as of the date hereof:

          1. The Company is a corporation  duly organized and existing under the laws of the State of Maryland  without limit as to the duration of its existence and,  to the best  knowledge  of the  undersigned,  is  qualified  and in.  good standing  to do  business  in each  other  state in which the  character  of the properties  owned by it  therein  or the  conduct  of its  business  makes  such qualification  necessary,  and the Company has the corporate powers and adequate authority,  rights  and  franchises  to own its  property  and to  carry  on its business as now conducted; and

          2. The shares of the Stock,  when issued pursuant to the  Registration
Statement  and  assuming  receipt by the Company of payment in full  therefor as provided in the Registration  Statement,  will be duly and legally issued, fully paid and non-assessable.

          The  undersigned  expresses  no  opinion  as to  compliance  with  the securities  or “blue sky” laws of any state or other  jurisdiction  in which the shares of the Stock are proposed to be offered and sold or as to the effect,  if any, which  non-compliance with such laws might have on the validity of issuance of the Stock.

          The  undersigned  consents to the filing of this opinion as an exhibit to any filing made with the United States Securities and Exchange  Commission or
under any state or other  jurisdiction  securities act for the purpose of making definite,  registering,  qualifying or establishing eligibility for an exemption
from   registration  or  qualification  of  the  securities   described  in  the
Registration  Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you,  (ii) may not be  relied  upon by any other  party,  (iii)  covers  only matters  of  Federal  law and the  corporate  law of the State of  Maryland  and nothing in this  opinion  shall be deemed to imply any  opinion  relating to the laws  of any  other  jurisdiction,  (iv)  may not be  quoted  or  reproduced  or delivered  by you to any other  person,  and (v) may not be relied  upon for any other purpose whatsoever.

Permanent Portfolio Family of Funds, Inc.
July 26, 1991

Nothing herein shall be deemed to relate to or constitute an opinion  concerning any matters not specifically set forth above.

                                Respectfully submitted,

                                /s/ Richard B. Rolnick

                                Richard B. Rolnick